UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 18, 2025

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Sully’s Trail, Suite 203, Pittsford, New York	14534-4560
(Address of principal executive offices)	(Zip Code)

(585) 598-0030	Not Applicable
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Trisha Gosser Appointment

Effective as of March 18, 2025 (the “Effective Date”), Trisha Gosser has been appointed as the Chief Financial Officer of Gannett Co., Inc. (the “Company”). Ms. Gosser, age 46, has worked in finance roles for the Company since January 2007 and has served as Deputy Chief Financial Officer since January 2023, having previously served as the Senior Vice President - Finance and Investor Relations from April 2021 until January 2023. Prior to joining the Company, Ms. Gosser served in finance roles at Mitsubishi Electric Automation, Inc. and Brunswick Corporation (NYSE: BC).

In connection with her appointment, the Company entered into an offer letter (the “Offer Letter”) that sets forth the terms and conditions of Ms. Gosser’s employment as Chief Financial Officer. Under the Offer Letter, Ms. Gosser’s annual base salary will be $630,000 and her target performance-based cash incentive award will be 100% of her base salary. Payment of Ms. Gosser’s performance-based cash incentive award will be based on the successful achievement of pre-established corporate and individual performance goals. Ms. Gosser is also eligible for a target long-term equity incentive award opportunity equal to $740,000. Ms. Gosser is subject to the Company’s stock ownership objectives for executive officers and is eligible to participate in and/or receive benefits under the Company’s standard benefit programs.

The Offer Letter provides that Ms. Gosser will be designated as a “Participant” in the Company’s 2015 Change in Control Severance Plan (the “Change in Control Plan”). Pursuant to the Change of Control Plan, if, in connection with a “change of control,” Ms. Gosser’s employment is terminated by the Company other than for “cause” or is terminated by Ms. Gosser for “good reason” (as such terms are defined in the Change in Control Plan), then she would be entitled to receive:

•
a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus Ms. Gosser earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date;

•
an amount equal to 1x the sum of: (i) Ms. Gosser’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the Change in Control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items); and (ii) the higher of (A) the average annual bonus Ms. Gosser earned with respect to the three fiscal years immediately prior to the fiscal year in which the Change in Control occurs and (B) the average annual bonus she earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs; and

•
an amount equal to the monthly COBRA cost of the Ms. Gosser's medical and dental coverage in effect as of the date of termination multiplied by the lesser of (A) 18 or (B) 24 minus the number of full months between the date of the Change in Control and the date of termination.

The Offer Letter also provides that Ms. Gosser will be designated as a “Participant” in the Company’s Amended and Restated Key Employee Severance Plan (the “Severance Plan”). Pursuant to the Severance Plan, if Ms. Gosser’s employment is terminated by the Company other than for “cause” (as such term is defined in the Severance Plan), then Ms. Gosser would be entitled to receive (a) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date based on actual performance (unless the termination is also a qualifying termination under the Change in Control Plan); and (b) an amount equal to 1x Ms. Gosser’s annual base salary immediately preceding termination.

There is no arrangement or understanding between Ms. Gosser and any other person pursuant to which she was selected to serve as an officer of the Company, and there are no family relationships between Ms. Gosser and any director or executive officer of the Company. Neither Ms. Gosser nor any of her immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Offer Letter is a summary of certain of its terms only and is qualified in its entirety by the full text of the offer letter filed as Exhibit 10.1 hereto and incorporated herein by reference.

Douglas Horne Separation

Douglas E. Horne, the Company’s Chief Financial Officer, will no longer be Chief Financial Officer as of the Effective Date, and the Company and Mr. Horne have reached an agreement in principle with respect to the terms of his separation from the Company, which is expected to occur on April 1, 2025. The Company expects that such agreement in principle will be documented by a letter agreement (the “Proposed Letter Agreement”), which the Company expects would be executed following Mr. Horne’s separation from the Company. The Proposed Letter Agreement would provide that Mr. Horne would receive, among other benefits, (a) a severance payment of $1,438,700 (his base salary, plus 2024 bonus); (b) 202,449 shares of the Company’s common stock that were scheduled to vest on March 24, 2025; (c) vested cash performance units in an amount equal to $482,967; and (d) a transition bonus equal to the cash value of 97,859 shares of the Company’s common stock (as of March 31, 2025), which would have vested on June 15, 2025 and August 6, 2025. Under the Proposed Letter Agreement, Mr. Horne would also agree to a customary waiver and general release of claims against the Company and to other customary covenants.

 Although the Company believes that the Proposed Letter Agreement reflects the terms of its agreement in principle with Mr. Horne, it is possible that Proposed Letter Agreement’s terms will change before it is executed or that it will not be executed at all.

Item 7.01	Regulation FD Disclosure.

On March 18, 2025, the Company issued a press release announcing Ms. Gosser’s appointment. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Use of Website to Distribute Material Company Information

The Company’s website is www.gannett.com. Information contained on the Company’s website is not part of this Current Report on Form 8-K. The Company uses its website as a distribution channel for material company information. Financial and other important information regarding the Company is routinely posted on and accessible on the Investor Relations and News and Events subpages of the Company’s website, which are accessible by clicking on the tab labeled “Investor Relations” and “News and Events”, respectively, on the website home page. Therefore, investors should look to the Investor Relations, and News and Events subpages of the Company’s website for important and time-critical information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, effective March 18, 2025, between the Company and Trisha Gosser

99.1	Gannett Co., Inc. Press Release dated March 18, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: March 18, 2025	By:	/s/ Michael E. Reed
Michael E. Reed
President and Chief Executive Officer
(principal executive officer)